UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36714 (Commission File Number)	46-2956775 (IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California (Address of principal executive offices)	94105 (Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01  Other Events.

As previously announced, on July 31, 2017, Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.) (the “Company”) completed its merger (the “Merger”) with Napo Pharmaceuticals, Inc. (“Napo”) pursuant to the Agreement and Plan of Merger, dated March 31, 2017, by and among the Company, Napo, Napo Acquisition Corporation and Napo’s representative.  On August 1, 2017, the Company filed a Current Report on Form 8-K announcing the completion of the Merger and filed an amendment to such Current Report on Form 8-K on August 4, 2017 to provide, among other things, the financial statements of the business acquired and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K.

The Company is filing herewith unaudited financial statements of Napo as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 and unaudited pro forma financial statements of the Company as of and for the six months ended June 30, 2017, giving effect to the Merger (collectively, the “Updated Financial Statements”).

The Company intends to file registration statements on Form S-3 with the Securities and Exchange Commission (collectively, the “Registration Statements”) and is filing the Updated Financial Statements for purposes of incorporation by reference into the Registration Statements.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
23.1	Consent of Macias Gini & O’Connell LLP, independent auditor for Napo Pharmaceuticals, Inc.
99.1	Unaudited financial statements of Napo Pharmaceuticals, Inc. as of June 30, 2017 and for the six months ended June 30, 2017 and 2016
99.2	Unaudited pro forma financial statements of Jaguar Health, Inc. (formerly Jaguar Animal Health, Inc.) as of June 30, 2017 and for the six months ended June 30, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: August 29, 2017	By:	/s/ KAREN S. WRIGHT
		Name:	Karen S. Wright
		Title:	Chief Financial Officer

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